Exhibit 99.1

EXECUTION VERSION

November 28, 2012

Eastman Kodak Company

343 State Street

Rochester, New York 14650

Attention: William Love, Treasurer

$830,000,000 Debtor-in-Possession Facility

Commitment Letter

Ladies and Gentlemen:

On January 19, 2012 (the “Petition Date”), Eastman Kodak Company (“you” or the “Borrower”) and certain of its subsidiaries (collectively, the “Debtors” and each a “Debtor”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). In connection with the foregoing, you have requested that the parties listed on Schedule I hereto (the “Lead Lenders”, “us”, “we” or the “Commitment Parties”), agree to structure and arrange a junior secured priming superpriority debtor-in-possession term loan facility (the “Junior DIP Facility”) in an aggregate amount of up to $830,000,000 under Sections 364(c)(1), (2) and (3) and (d)(1) of the Bankruptcy Code, consisting of (i) first lien “first-out” term loans in the aggregate principal amount of $200,000,000 of new money (such loans, the “First Lien First Out Loans”), (ii) first lien “last-out” term loans in the aggregate principal amount of $255,000,000 (such loans, the “First Lien Last Out Loans” and together with the First Lien First Out Loans, the “New Money Loans”) and (iii) “last-out” term loans in the aggregate principal amount of up to $375,000,000 consisting of a dollar-for-dollar “roll-up” (such loans, the “Rolled-Up Loans”) for amounts outstanding under the Borrower’s (x) 10.625% Senior Secured Notes due March 15, 2019 issued under or in connection with that certain Indenture dated as of March 15, 2011 and (y) 9.75% Senior Secured Notes due March 1, 2018 issued under or in connection with that certain Indenture dated as of March 5, 2010 (collectively, and as amended prior to the Petition Date, the “Pre-Petition Second Lien Notes”) and the Commitment Parties commit to backstop the entire amount of the Junior DIP Facility. Capitalized terms used but not defined herein are used with the meanings assigned to them on the Exhibit A attached hereto (such Exhibit, together with this letter, collectively, the “Commitment Letter”).

1. Commitment

In connection with the foregoing, the Commitment Parties are pleased to advise you of their commitment to provide the New Money Loans, on a several and not joint basis, in the amounts set forth opposite each such Commitment Party’s name on Schedule I hereto (the “Commitments”) upon the terms and conditions set forth in this letter and Exhibit A hereto (the “Term Sheet”) (or as otherwise agreed in writing to by the Borrower and the Commitment

Parties). The Commitment Parties’ Commitments hereunder shall be reduced (pursuant to the procedures set forth in the Term Sheet) in an aggregate amount equal to any commitment allocated to holders (other than the Commitment Parties) of Pre-Petition Second Lien Notes (“Other Pre-Petition Second Lien Noteholders”). Notwithstanding the foregoing, if any Other Pre-Petition Second Lien Noteholder fails to fund any portion of its commitment on the Closing Date, then the Commitment Parties shall fund such amount on the Closing Date as if there were no reductions in the respective commitment amounts set forth above as a result of the commitment allocated to such Other Pre-Petition Second Lien Noteholder.

2. Titles and Roles

You hereby appoint Wilmington Trust, National Association (the “Agent” or “Wilmington Trust”) to act, and Wilmington Trust hereby agrees to act, as sole administrative agent and sole collateral agent for the Junior DIP Facility, upon the terms and subject to the conditions set forth in this Commitment Letter. You agree that no agents, co-agents, arrangers, co-arrangers, bookrunners, co-bookrunners, managers or co-managers will be appointed, no titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Junior DIP Facility unless you and we shall so reasonably agree (it being understood and agreed that no agent, co-agent, arranger, co-arranger, bookrunner, co-bookrunner, manager or co-manager shall be entitled to greater economics in respect of the Junior DIP Facility than the Commitment Parties).

3. Information

You hereby represent and warrant that (a) all information, other than the Projections (as defined below), other forward looking information and information of a general economic or industry specific nature (the “Information”), that has been or will be made available to us by you or any of your representatives in connection with the transactions contemplated hereby, when taken as a whole, does not or will not, when furnished to us, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements thereto) and (b) the financial projections and other forward-looking information (the “Projections”) that have been or will be made available to us by you or any of your representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time furnished to us. It is understood and agreed that (i) the Projections are as to future events and are not to be viewed as facts, (ii) the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, (iii) no assurance can be given that any particular Projection will be realized and (iv) actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You agree that if, at any time prior to the Closing Date, you become aware that any of the representations in the preceding sentence would be incorrect if the same was remade, in any material respect, then you will promptly supplement the Information and the Projections so that such representations when remade would be correct, in all material respects, under those circumstances.

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4. Fees

As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to pay or cause to be paid the nonrefundable fees described in the Term Sheet and the fee letter dated as of the date hereof, between you and the Agent, and delivered herewith (the “Fee Letter”) on the terms and subject to the conditions set forth therein.

5. Conditions

Each Commitment Party’s and the Agent’s commitments and agreements hereunder are subject only to the conditions set forth in this Section 5 and in Exhibit A under the heading “II – CONDITIONS PRECEDENT FOR BORROWING”.

Each Commitment Party’s and the Agent’s commitments and agreements hereunder are further subject to (a) such Commitment Party’s reasonable satisfaction with the approval by the Bankruptcy Court of, (i) of the Junior DIP Facility, including without limitation, the superpriority administrative expense priority of, and the junior priming and other liens to be granted to secure, the Junior DIP Facility, the Rolled-Up Loans and all definitive documentation in connection therewith consistent with the Term Sheet and (ii) all actions to be taken, undertakings to be made and obligations to be incurred by the Debtors in connection with the Junior DIP Facility and all liens or other security to be granted by the Debtors in connection with the Junior DIP Facility (all such approvals to be evidenced by the entry of one or more orders of the Bankruptcy Court reasonably satisfactory in form and substance to the Commitment Parties, which orders shall, among other things, approve the payment by the Debtors of all of the fees that are provided for in, and the other terms of, this Commitment Letter); (b) Since June 30, 2012, there not having been any Material Adverse Effect (as defined in the Term Sheet attached hereto as Exhibit A); (c) your compliance in all material respects with your obligation to supplement Information as set forth in Section 4 hereof; and (d) your compliance in all material respects with the terms of this Commitment Letter.

6. Indemnification and Expenses

You agree (a) to indemnify and hold harmless the Commitment Parties, the Agent, their respective affiliates and their respective directors, officers, employees, advisors, agents and other representatives (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Junior DIP Facility, the use of the proceeds thereof or any claim, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each indemnified person upon demand for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from (i) the willful misconduct or gross negligence of, or material breach of this Commitment Letter or the Fee Letter by such Indemnified Person or its control affiliates, directors, officers or employees (collectively, the “Related Parties”) and (ii) any disputes solely among Indemnified Persons and not arising out of any act or omission of you or any of your subsidiaries (other than disputes

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involving claims against any Indemnified Person in its capacity as, or fulfilling its role as, an Administrative Agent or similar role in respect of the transactions contemplated hereby) and (b) regardless of whether the Closing Date occurs, to reimburse each Commitment Party, the Agent and their respective affiliates on the Closing Date (to the extent an invoice therefor is received by the Closing Date or following termination or expiration of the commitments hereunder ) or, if invoiced after the Closing Date or if the Closing Date does not occur, within 30 days, for all reasonable and documented out-of-pocket expenses (including due diligence expenses, applicable syndication expenses and travel expenses, but limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of one lead counsel (and any special or local counsel) of the Commitment Parties and one lead counsel for the Agent (and any special or local counsel)), incurred in connection with the Junior DIP Facility and any related documentation (including this Commitment Letter and the Definitive Financing Documentation) or the administration, amendment, modification or waiver thereof. It is further agreed that each Commitment Party shall only have liability to you (as opposed to any other person) and that each Commitment Party shall be liable solely in respect of its own commitment to the Junior DIP Facility on a several, and not joint, basis with any other Commitment Party. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of, or material breach of this Commitment Letter or the Fee Letter by such indemnified person (or any of its Related Parties). None of the indemnified persons or you or any of your affiliates or the respective directors, officers, employees, advisors, and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Commitment Letter, the Fee Letter, the Junior DIP Facility or the transactions contemplated hereby, provided that nothing contained in this sentence shall limit your indemnity obligations to the extent set forth in this Section 6.

7. Sharing of Information, Absence of Fiduciary Relationship, Affiliate Activities

You acknowledge that each Commitment Party (or an affiliate) may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of you, your affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter. In addition, each Commitment Party and its affiliates will not use confidential information obtained from you or your affiliates or on your or their behalf by virtue of the transactions contemplated hereby in connection with the performance by such Commitment Party and its affiliates of services for other companies or persons and the Commitment Party and its affiliates will not furnish any such information to any of their other customers. You also acknowledge that the Commitment Parties and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies or persons.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and the Commitment Parties is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether the Commitment Parties have advised or are advising you on other matters, (b) the Commitment

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Parties, on the one hand, and you, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty to you or your affiliates on the part of the Commitment Parties, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that the Commitment Parties are engaged in a broad range of transactions that may involve interests that differ from your interests and that the Commitment Parties have no obligation to disclose such interests and transactions to you, (e) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (f) each Commitment Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (g) none of the Commitment Parties has any obligation or duty (including any implied duty) to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Commitment Party and you or any such affiliate.

8. Confidentiality

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Fee Letter nor any of their terms or substance shall be disclosed by you, directly or indirectly, to any other person except (a) you and your officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors, in each case on a confidential and need-to-know basis, (b) to the extent required in any legal, judicial or administrative proceeding or as otherwise required by law or regulation or as requested by a governmental authority (in which case you agree, to the extent permitted by law, to inform us promptly in advance thereof), (c) in a Bankruptcy Court filing in order to implement the transactions contemplated hereunder, provided that the Fee Letter may be disclosed to the Bankruptcy Court, the US Trustee or, on a confidential and “professional eyes only” basis, to any statutorily appointed committee in the Cases (provided the Fee Letter shall be filed under seal with the Bankruptcy Court pursuant to an order reasonably acceptable to the Agent with the understanding that the fee amounts set forth therein may be incorporated in and made a part of a generic disclosure in a form reasonably acceptable to us of the aggregate transaction costs associated with the transactions contemplated hereunder to the Bankruptcy Court on a non-confidential basis), (d) with the consent of the Commitment Parties, this Commitment Letter and the existence and contents hereof may be disclosed in any syndication or other marketing materials in connection with the Junior DIP Facility, (e) upon notice to the Commitment Parties, in connection with any public filing requirement you are legally obligated to satisfy, and (f) with the consent of the Commitment Parties, the Term Sheet may be disclosed to potential Lenders in connection with the Junior DIP Facility. Once information has been publicly filed as permitted by this Section, you no longer need to obtain our consent to share such information.

9. Miscellaneous

This Commitment Letter shall not be assignable by you without the prior written consent of each Commitment Party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the Indemnified Persons

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and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons to the extent expressly set forth herein. Assignments by any Commitment Party shall be subject to Section 1 hereof. The Commitment Parties reserve the right to employ the services of their affiliates in providing services contemplated hereby, and to satisfy its obligations hereunder through, or assign its rights and obligations hereunder to, one or more of its affiliates, separate accounts within its control or investments funds under its or its affiliates’ management (collectively, “Commitment Party Affiliates”); and to allocate, in whole or in part, to their affiliates certain fees payable to the Commitment Parties in such manner as the Commitment Parties and their affiliates may agree in their sole discretion; provided further that, no delegation or assignment to a Commitment Party Affiliate shall relieve such Commitment Party from its obligations hereunder to the extent that any Commitment Party Affiliate fails to satisfy the Commitments hereunder at the time required. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us and you with respect to the Junior DIP Facility and set forth the entire understanding of the parties with respect thereto, and supersede all prior agreements and understandings related to the subject matter hereof. This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and the Bankruptcy Code, to the extent applicable.

You and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Bankruptcy Court and any other Federal court having jurisdiction over the Cases from time to time, over any suit, action or proceeding arising out of or relating to the transactions contemplated hereby, this Commitment Letter, the Fee Letter or the performance of services hereunder or thereunder. You and we agree that service of any process, summons, notice or document by registered mail addressed to you or us shall be effective service of process for any suit, action or proceeding brought in any such court. You and we hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. You and we hereby irrevocably agree to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter or the Fee Letter or the performance of services hereunder or thereunder.

Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Debtors, which information includes names, addresses, tax identification numbers and other information that will allow such Lender to identify the Debtors in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for the Commitment Parties and each Lender.

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The Fee Letter, the provisions contemplated by the “Disclosure of MNPI” paragraph of the Term Sheet and the indemnification, expense reimbursement, expense, jurisdiction, syndication, confidentiality, governing law, sharing of information, no agency or fiduciary duty, waiver of jury trial, service of process and venue provisions contained herein shall remain in full force and effect regardless of whether the Definitive Financing Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder; provided that your obligations under this Commitment Letter (other than your obligations with respect to confidentiality) shall automatically terminate and be superseded, by the provisions of the Definitive Financing Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time, in each case to the extent the Definitive Financing Documentation has comparable provisions with comparable coverage.

You and we hereto agree that each of this Commitment Letter and the Fee Letter is a binding and enforceable agreement with respect to the subject matter herein or therein; it being acknowledged and agreed that the funding of the Junior DIP Facility is subject to the conditions specified herein, including the execution and delivery of the Definitive Financing Documentation by the parties hereto in a manner consistent with this Commitment Letter. Each of the Commitment Parties and you will use their commercially reasonable efforts to promptly prepare, negotiate and finalize the Definitive Financing Documentation as contemplated by the Term Sheet.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter no later than 12:00 Noon, New York City time, on December 4, 2012 (it being understood that your acceptance of the terms hereof shall be of no force or effect if the Bankruptcy Court shall fail to enter an order described in clause (b) of this paragraph). This offer will automatically expire if we have not received (a) such executed counterparts in accordance with the preceding sentence and (b) a copy of the order entered by the Bankruptcy Court no later than December 20, 2012 approving this Commitment Letter and the Fee Letter, which order shall be in form and substance reasonably satisfactory to the Commitment Parties (and which order shall be in full force and effect and shall not be stayed or modified). In addition you agree you will use your commercially reasonable efforts to file a motion on the Bankruptcy Court’s docket no later than December 5, 2012, seeking the Bankruptcy Court’s approval no later than December 20, 2012 of this Commitment Letter and the Fee Letter, which motion shall be in form and substance reasonably satisfactory to the Lead Lenders. In addition, the commitment and agreements of the Commitment Parties hereunder shall expire at 11:59 p.m. (New York City time) on January 24, 2013 (the “Termination Date”) unless, prior to that time, the Closing Date shall have occurred and the Debtors shall have paid to the Commitment Parties and the Agent the fees that are specified in this Commitment Letter, the Term Sheet and the Fee Letter to be due on or prior to the Closing Date provided that each of the Termination Date and the Closing Date deadline shall be extended to February 28, 2013 so long as (a) the DIP Order shall have been entered on or prior to January 24, 2013 and shall be in full force and effect and shall not be stayed and (b) on or before January 31, 2013, the Borrower shall have executed a binding agreement for the sale of intellectual property relating to its digital-image capture portfolio and other patents currently contemplated to be sold in the transaction assigned the code name “Komodo” for not less than the IP Amount (as defined in the Term

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Sheet), which agreement shall at all times remain in full force and effect and shall at all times be conditioned on a closing date of no later than February 28, 2013; provided further, that if the Closing Date has not occurred on or before January 31, 2013, an additional fee in the amount of 2% of the aggregate amount of commitments under this Commitment Letter shall then be fully earned, in each case payable to the Commitment Parties in cash no later than February 28, 2013 in the event (but only in the event) the Closing Date shall not have occurred by February 28, 2013.

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Very truly yours,

ARCHVIEW FUND L.P. ARCHVIEW MASTER FUND LTD.

By: Archview Investment Group LP, their investment manager

By	/s/ John Humphrey

Name:	John Humphrey
Title:	Founding Principal

Address:	70 East 55th St. New York, New York

BENNETT MANAGEMENT CORPORATION

By	/s/ John V. Koerber

Name:	John V. Koerber
Title:	Managing Director

Address:	Bennett Management 2 Stamford Plaza Suite 1501 281 Tresser Boulevard Stamford, CT 06901

Contrarian Funds, LLC

By: Contrarian Capital Management, LLC, as Manager

By	/s/ Jon R. Bauer

Name:	Jon R. Bauer
Title:	Managing Member

Address:	411 West Putnam Avenue, Suite 425 Greenwich, CT 06830

D.E. SHAW GALVANIC PORTFOLIOS, L.L.C.

By	/s/ Seth Charnow

Name:	Seth Charnow
Title:	Authorized Signatory

D.E. SHAW OCULUS PORTFOLIOS, L.L.C.

By	/s/ Daniel Michalow

Name:	Daniel Michalow
Title:	Authorized Signatory

D.E. SHAW HELIANT PORTFOLIOS, L.L.C.

By	/s/ Daniel Michalow

Name:	Daniel Michalow
Title:	Authorized Signatory

Address:

GOLDENTREE ASSET MANAGEMENT LP, not in its individual and principal capacity but as investment advisor on behalf of one or more domestic accounts

By	/s/ Peter Alderman

Name:	Peter Alderman
Title:	Vice President

Address:

300 Park Avenue, 21st Floor New York, NY 10022

LITESPEED MASTER FUND LTD.

By	/s/ Charles Murphy

Name:	Charles Murphy
Title:	Chief Financial Officer, Litespeed Management, on behalf of Litespeed Master Fund

Address:	237 Park Avenue, Ste. 900 New York, NY 10017

P. SCHOENFELD ASSET MANAGEMENT LP

By	/s/ Dhananjay M. Pai

Name: Dhananjay M. Pai
Title: Chief Operating Officer

Address:

1350 Avenue of the Americas, 21st Floor New York, NY 10019

Serengeti Lyacon MM L.P.

By: Serengeti Asset Management LP, as the Investment Adviser

By	/s/ Marc Baum

Name: Marc Baum
Title: Director

Address:

c/o Serengeti Asset Management LP 632 Broadway, 12th Floor New York, NY 10012

Serengeti Opportunities MM L.P.

By: Serengeti Asset Management LP, as the Investment Adviser

By	/s/ Marc Baum

Name: Marc Baum
Title: Director

Address:

c/o Serengeti Asset Management LP 632 Broadway, 12th Floor New York, NY 10012

Serengeti Opportunities Partners LP

By: Serengeti Asset Management LP, As the Investment Adviser

By	/s/ Marc Baum

Name: Marc Baum
Title: Director

Address:

c/o Serengeti Asset Management LP 632 Broadway, 12th Floor New York, NY 10012

STONE LION CAPITAL PARTNERS L.P.

(ON BEHALF OF FUNDS AND ACCOUNTS MANAGED BY IT)

By:	SL Capital Partners LLC, Its General Partner
By:	Stone Lion Capital LLC, Managing Member

By	/s/ Claudia Borg

Name:	Claudia Borg
Title:	General Counsel

Address:

555 FIFTH AVE, 18TH FLOOR NEW YORK, NY 10017

CAPITAL VENTURES INTERNATIONAL
BY: SUSQUEHANNA ADVISORS GROUP, INC., ITS AUTHORIZED AGENT

By	/s/ Todd Silverberg

Name:	Todd Silverberg
Title:	Assistant Vice President
Address:
Capital Ventures International c/o Susquehanna Advisors Group, Inc. 401 City Avenue – Suite 220 Bala Cynwyd, PA 19004

WILMINGTON TRUST, NATIONAL ASSOCIATION

By	/s/ Meghan H. McCauley
Name:	Meghan H. McCauley
Title:	Authorized Signatory
Address:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: Meghan McCauley

Telephone: (612) 217-5647

Facsimile: (612) 217-5651

Email: MMCCauley@WilmingtonTrust.com

ACCEPTED AND AGREED

on November 27, 2012

EASTMAN KODAK COMPANY

By	/s/ William G. Love
Name: William G. Love
Title: Treasurer

Schedule 1

Commitment Parties

Lender	First Lien First Out Loans	First Lien Last Out Loans
Entities signatory hereto managed by Archview Investment Group, LP (“Archview”)	$13,976,000	$17,820,000
Bennett Management Corporation (“Bennett”)	$46,738,000	$59,593,000
Entities signatory hereto managed by Contrarian Capital Management, LLC (“Contrarian”)	$20,942,000	$26,700,000
D.E. Shaw Galvanic Portfolios, L.L.C., D.E. Shaw Oculus Portfolios, L.L.C. and D.E. Shaw Heliant Portfolios, L.L.C. (“D.E. Shaw”)	$24,887,000	$31,731,000
GoldenTree Asset Management LP (“GoldenTree”)	$12,292,000	$15,672,000
Litespeed Master Fund Ltd. (“Litespeed”)	$19,341,000	$24,659,000
P. Schoenfeld Asset Management LP (“PSAM”)	$11,533,000	$14,705,000
Entities signatory hereto managed by Serengeti Asset Management LP (“Serengeti”)	$10,319,000	$13,157,000
Stone Lion Capital Partners L.P. (“Stone Lion”)	$14,781,000	$18,845,000
Capital Ventures International (“Capital Ventures”)	$25,191,000	$32,118,000

Total	$200,000,000	$255,000,000

EXHIBIT A

EASTMAN KODAK COMPANY

$830,000,000

Junior Debtor-in-Possession Term Loan Facility

Preliminary Summary of Terms and Conditions

Capitalized terms used but not defined herein shall have the meaning set forth in the Commitment Letter to which this Term Sheet is attached.

I. JUNIOR DIP FACILITY

Borrower:	Eastman Kodak Company (the “Borrower”)

Guarantors:	All obligations of the Borrower (collectively, the “Obligations”) in respect of the Junior DIP Facility will be unconditionally guaranteed by each direct and indirect domestic subsidiary of the Borrower that is a debtor and debtor in possession in the jointly administered chapter 11 cases (the “Cases”) pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (collectively, the “Debtors”).

Administrative Agent:	Wilmington Trust, National Association (in such capacity, the “Junior DIP Agent”)

Collateral Agent:	The Junior DIP Agent.

Lenders:	All holders of Pre-Petition Second Lien Notes, including the Lead Lenders, shall be provided the opportunity to subscribe as Lenders and fund the New Money Loans (as defined below) (the “New Money Commitments”) pursuant to procedures consistent with this Term Sheet and acceptable to Lead Lenders holding a majority in principal amount of the Commitments on the date hereof (the “Required Lead Lenders”) and the Borrower, including procedures allowing for affiliated holders of Pre-Petition Second Lien Notes (as define below) to allocate New Money Commitments and Rolled-Up Loans (as defined below) among themselves in a manner that is consistent with the principles outlined below.

Each holder of Pre-Petition Second Lien Notes shall initially be permitted to subscribe for New Money Commitments in an amount up to the principal amount of Pre-Petition Second Lien Notes it holds (to be allocated ratably to the First Lien First Out Loans (as defined below) and First Lien Last Out Loans (as defined below)), with each Lead Lender being deemed to have subscribed for New Money Commitments in an amount equal to the principal amount of Pre-Petition Second Lien Notes it holds as of the date hereof and set forth on Annex II hereto (such initial New Money Commitment allocations, the “Initial Commitment Amounts” and, any holder of Pre-Petition Second Lien Notes who subscribes for or is deemed to have subscribed for an Initial Commitment Amount, an “Initial Participating Holder”). To the extent that the Initial Commitment Amounts equals or exceeds $455,000,000, the New Money Commitments will be allocated to each Initial Participating Holder

EXHIBIT A

ratably based on its principal amount of Pre-Petition Second Lien Notes, with each Lead Lender being deemed to have the principal amount of Pre-Petition Second Lien Notes as of the date hereof and set forth on Annex II hereto. To the extent that the Initial Commitment Amounts aggregate to less than $455,000,000 (the difference between $455,000,000 and the total Initial Commitment Amounts, the “Shortfall Amount”), each Initial Participating Holder may elect to provide additional New Money Commitments up to an amount designated by such Initial Participating Holder (such designated amount, an “Additional Commitment”) ratably between the First Lien First Out Loans and First Lien Last Out Loans to cover the Shortfall Amount, with any Lead Lender, whose Initial Commitment Amount is less than its Commitment, being deemed to have made such an election for up to an amount equal the difference between such Lead Lender’s Commitment and its Initial Commitment Amount (any Initial Participating Holder making or being deemed to have made such election, a “Secondary Backstop Party”). The Shortfall Amount shall be allocated to each Secondary Backstop Party in an amount equal to the lesser of (x) its pro rata share of the Shortfall Amount, based on principal amount of Pre-Petition Secured Notes held by the Secondary Backstop Parties, with any Lead Lender’s principal amount of Pre-Petition Second Lien Notes being deemed the principal amount it held as of the date hereof and set forth on Annex II hereto and (y) (i) in the case of any Lead Lender, the amount of its Commitment minus New Money Commitments already allocated to it and (ii) in the case of any other Secondary Backstop Party, its Additional Commitment, in each case, in a manner consistent with Annex II; provided that, in the event that the New Money Loans are not fully subscribed for after completion of such procedure, the Lead Lenders shall be deemed to have made New Money Commitments and shall provide additional New Money Loans pursuant to the terms of their Commitments set forth in the Commitment Letter in order to provide the Borrower the full amount of New Money Loans contemplated by this Term Sheet.

In consideration for funding New Money Loans, each Lender shall be permitted to roll-up obligations under its Pre-Petition Second Lien Notes into Rolled-Up Loans. To the extent that only the Lead Lenders provide New Money Commitments, the aggregate amount of Rolled-Up Loans will be $330,666,000, which shall be allocated to each Lead Lender as set forth under Scenario 1 in Annex II hereto. To the extent that holders of Pre-Petition Second Lien Notes other than the Lead Lenders provide New Money Loans, the aggregate amount of Rolled-Up Loans will be between $330,666,000 and $375,000,000 (determined in a manner consistent with the illustrative scenarios set forth on Annex II to this Term Sheet), which shall be allocated to each Lender in an amount equal to the lesser of (x) its pro rata portion of the aggregate amount of Rolled-Up Loans, based on New Money Loans funded, and (y) the principal amount of Pre-Petition Second Lien Notes it holds, with each Lead Lender’s principal amount of Pre-Petition Second Lien Notes being deemed the amount it holds as of the date hereof as set forth on Annex II hereto. Notwithstanding anything herein to the contrary, to the extent that

EXHIBIT A

any Lead Lender acquires additional Pre-Petition Second Lien Notes after the date hereof, solely with respect to the principal amount of Pre-Petition Second Lien Notes in excess of the amount owned as of the date hereof and set forth on Annex II hereto, such Lead Lender shall not be treated as a Lead Lender in the above procedures and it will be permitted and required to follow the same procedures as other holders that are not Lead Lenders if it wishes to provide New Money Commitments and receive the applicable Rolled-Up Loans with respect to such additional Pre-Petition Second Lien Notes. For greater clarity, the aggregate amount of Rolled-Up Loans and the allocation of Rolled-Up Loans at various levels of participation by holders of Pre-Petition Second Lien Notes in the New Money Loans are set forth on Annex II to this Term Sheet.

Type, Amount and Maturity:	A junior term loan facility (the “Junior DIP Facility”) in the aggregate principal amount of up to $830 million, consisting of (i) first lien “first-out” term loans in the aggregate principal amount of $200 million of new money (the “First Lien First Out Loans”), (ii) first lien “last-out” term loans in the aggregate principal amount of $255 million of new money (such loans, the “First Lien Last Out Loans”, together with the First Lien First Out Loans, the “New Money Loans”) and (iii) junior lien term loans (such loans, the “Rolled-Up Loans”; together with the New Money Loans, the “Loans”) in the aggregate principal amount of up to $375 million issued to the Lenders in exchange for amounts outstanding due the Lenders under the Borrower’s (i) 10.625% Senior Secured Notes due March 15, 2019 issued under or in connection with that certain Indenture dated as of March 15, 2011 and (ii) 9.75% Senior Secured Notes due March 1, 2018 issued under or in connection with that certain Indenture dated as of March 5, 2010 (collectively, and as amended prior to the Petition Date, the “Pre-Petition Second Lien Notes”).

The Junior DIP Facility will mature and shall be paid in full in cash on the date (the “Maturity Date”) that is the earliest to occur of (i) September 30, 2013, (ii) the effective date (the “Effective Date”) of the chapter 11 plan for the reorganization of the Borrower (the “Chapter 11 Plan”), to the extent amounts outstanding under the Junior DIP Facility are not converted into exit term loans as described below, and (iii) the acceleration of the Loans in accordance with the Definitive Financing Documentation.

Notwithstanding anything in the immediately preceding paragraph to the contrary, the Junior DIP Facility may be converted into an exit facility with a maturity date that is the date that is five (5) years from the Maturity Date provided that (i) the Borrower shall be in compliance as of the Effective Date with the financial tests set forth on Annex I attached hereto, (ii) the Effective Date shall have occurred no later than September 30, 2013 pursuant to an order the terms of which that are material to their interests as lenders under the Junior DIP Facility are reasonably acceptable to counsel to the Lead Lenders, (which order be in full force and effect and shall not have been reversed, vacated or modified or stayed), provided that terms of the final order that are

EXHIBIT A

substantially consistent with parameters to be set forth in the Definitive Financing Documentation shall be deemed to be reasonably acceptable, (iii) no default or event of default shall have occurred and be continuing under the Junior DIP Facility (on a pro forma basis after giving effect to the consummation of the Chapter 11 Plan), (iv) the consummation of all or a portion of the asset sale transactions assigned the code names “Rockford” and “Walden” (collectively, the “Specified Sale”) for an aggregate gross cash purchase price (for the U.S. and non-U.S. portions of those businesses taken together) at consummation of not less than the minimum proceeds amount agreed between the Borrower and the Lenders pursuant to the Side Letter[1] (the “Minimum Proceeds Amount”) shall have occurred, (v) the First Lien First Out Loans shall have been repaid in full in cash (with proceeds of the Specified Sale or otherwise), (vi) no Material Adverse Effect (as defined below) shall have occurred since the date of approval by the Bankruptcy Court of the disclosure statement for the Chapter 11 Plan and (vii) resolution of all obligations owing in respect of the Kodak Limited UK pension scheme (the “UK Pension Scheme”) on parameters set forth in the Definitive Financing Documentation (as defined below) shall have occurred.

“Material Adverse Effect” shall be defined as an event or occurrence that has had a material adverse effect, or any event or occurrence which could reasonably be expected to have a material adverse effect, on (A) the business, properties, financial condition results of operations or liabilities of the Borrower and its subsidiaries, taken as a whole, other than any change, event or occurrence, arising individually or in the aggregate, from (i) events leading up to the commencement of proceedings under Chapter 11 of the Bankruptcy Code, (ii) events that would reasonably be expected to result from the filing or commencement of the Cases or the announcement of the filing or commencement of the Cases, (iii) the failure to obtain an aggregate gross cash purchase price in excess of the Minimum Proceeds Amount for the Specified Sale or a cash purchase price in excess of the amount agreed between the Borrower and the Lenders pursuant to the Side Letter (the “IP Amount”) for the sale of intellectual property relating to their digital-image capture portfolio and other patents currently contemplated to be sold in the transaction assigned the code name “Komodo” or (iv) the DIP Order (as defined below) or the order entered by the Bankruptcy Court approving the Commitment Letter (including, in each case, taking any actions required by such orders) or actions required to be taken under the terms of the Junior DIP Facility or Exit Facility, including in respect to any changes to the corporate governance of the Borrower, (B) the ability of the Borrower or the guarantors to perform their respective obligations under the loan agreement, guarantees and security documents relating to the facilities (the “Loan Documents”) or (C) the ability of the Junior DIP Agent, the Collateral Agent and/or the Lenders to enforce their rights and remedies under the Loan Documents.

[1]

The “Side Letter” shall mean that certain side letter, dated as of November 12, 2012, by and among Centerbridge Advisors II, LLC, GSO Capital Partners LP, J.P. Morgan Securities LLC, UBS Securities LLC, UBS AG, Stamford Branch and the Borrower.

EXHIBIT A

The following terms will apply to the exit term loans: (1) there will be no OID or other fees payable in connection with conversion of the Junior DIP Facility into the exit term facility, (2) the exit term loans will be tranched as follows:[2] (a) a first lien term loan tranche of $255 million (or $268.65 million if the put option premium described below is paid in the form of additional First Lien Last Out Loans) that will bear interest at the rate of L+ 9.5%, with a Libor floor of 100 basis points and (b) a second lien term loan tranche of $375 million that will bear interest at the rate of L+ 12.00%, with a Libor floor of 100 basis points, (3) call protection of 102% and 101% will apply to any principal amount of exit term loans voluntarily repaid, in whole or in part, in years one and two, respectively, of the exit term facility, with the proceeds of a refinancing (including a repricing transaction under the Definitive Financing Documentation) (4) the covenants (including reporting requirements), events of default and other terms in the Junior DIP Facility will contain adjustments (to be set forth in the Definitive Financing Documentation) as appropriate for an exit term facility that apply upon conversion (the covenants will be based on projections that are substantially similar to the projections provided to the Lead Lenders as of the date hereof) and (5) the exit term loans shall be guaranteed by the same entities guaranteeing the Junior DIP Facility and secured by the same collateral securing the Junior DIP Facility; provided that, pledges of stock of foreign subsidiaries will be limited to 65% of the voting stock and 100% of the non-voting stock of material “first-tier” foreign subsidiaries.

Liens/Priority:	Subject to the Carve-Out (substantially similar, to the extent applicable, to that defined in the Existing DIP Order (as defined below) but to include additional references to AP Services, LLC, advisors to the 1114 Committee, the fee examiner and any other advisors to be agreed (and their successors and replacements), and to provide for a higher amount as may be agreed), the Junior DIP Facility shall be secured by first, second and third priority postpetition liens on all the “Collateral” (as defined in the Final Order (I) Authorizing Debtors (A) To Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B) To Utilize Cash Collateral Pursuant To 11 U.S.C. §363 and (II) Granting Adequate Protection To Pre-Petition Secured Parties Pursuant To 11 U.S.C. §§ 361, 362, 363 and 364 [Docket No. 375] (the “Existing DIP Order”) securing the $950,000,000 debtor in possession financing facility (the “Existing DIP Facility”) and 100% of the equity interests of material “first-tier” foreign subsidiaries of the Borrower subject to any exceptions that may be acceptable to the Required Lead Lenders[3] (such liens securing the Junior DIP Facility, the “Junior DIP Liens” and the related collateral, the “Junior DIP Collateral”). The Junior DIP Liens shall prime the liens securing the Borrower’s outstanding obligations under the Pre-Petition

[2]	The Lead Lenders may re-tranche the exit term loans after the signing of the Commitment Letter in a manner that is reasonably acceptable to the Borrower
[3]

The parties acknowledge and agree that the Borrower shall be entitled to provide similar pledges to lenders under the Existing DIP Facility, consistent with the relative priorities for security for pledges of shares of foreign subsidiaries for the Existing DIP Facility as between the revolving and term loan facilities.

EXHIBIT A

Second Lien Notes that are not Rolled-Up Loans (the “Outstanding Pre-Petition Second Lien Notes”) and liens securing any obligations under the Borrower’s pre-petition first lien credit facility. All obligations under the Junior DIP Facility shall constitute allowed superpriority administrative expense claims with priority under section 364(c)(1) of the Bankruptcy Code over all other administrative expense claims in the Chapter 11 cases, subject to the Carve-Out, junior only to the superpriority administrative expense claims under the Existing DIP Order in favor of the Existing DIP Facility; provided, that the Junior DIP Liens in respect of the Rolled-Up Loans shall be junior in priority to the liens securing the Existing DIP Facility; provided, further, however the obligations under the Junior DIP Facility including the Rolled-Up Loans need not be paid in cash on the effective date of a Chapter 11 Plan if the Junior DIP Facility is converted to an exit facility on the conditions described above.

Intercreditor Agreement:	Intercreditor arrangements between Citicorp North America, Inc., in its capacity as administrative and collateral agent for the lenders under the Existing DIP Facility, and the Junior DIP Agent shall be agreed and set forth in an intercreditor agreement and confirmed in the DIP Order (as defined below), each of which shall be in form, substance and scope reasonably satisfactory to the Required Lead Lenders and Citicorp North America, Inc.

Adequate Protection:	As a result of the priming of their liens and use of their cash collateral, holders of Outstanding Pre-Petition Second Lien Notes will be entitled to receive as additional adequate protection (i) replacement liens on Junior DIP Collateral that are junior to the liens securing the Existing DIP Facility and the Junior DIP Facility, (ii) guarantees from all entities that guarantee the Existing DIP Facility and Junior DIP Facility that are subordinate to the guarantee in respect of the Existing DIP Facility and Junior DIP Facility, (iii) administrative claims as provided for in section 507(b) of the Bankruptcy Code, junior to the superpriority administrative expense claims granted to the lenders under the Existing DIP Facility and the Lenders and (iv) the payment at or following the Closing Date of an amount equal to current non-default interest, to include a catch-up in an amount equal to non-default interest accrued from November 1, 2012.[4] All lenders participating in the Junior DIP Facility will consent to the sufficiency of such adequate protection in connection with the approval of the Junior DIP Facility.

Availability and Use of Proceeds:	All of the New Money Loans and the Rolled-Up Loans shall be available on the Closing Date.

[4]

For the avoidance of doubt, any currently existing adequate protection set forth in the Existing DIP Order will continue in favor of the holders of Outstanding Pre-Petition Second Lien Notes and the trustee with respect to the Outstanding Pre-Petition Second Lien Notes other than to the extent necessary to give full effect to the terms specifically agreed to in this Term Sheet.

EXHIBIT A

Proceeds of Loans to be used to (i) refinance the term loans outstanding under the Existing DIP Facility,[5] (ii) fund working capital requirements described in the Budget (as defined below), (iii) at the Borrower’s option, fund adequate protection payments in respect of the Pre-Petition Second Lien Notes, if any, or make payments to other creditors to the extent permitted by the Definitive Financing Documentation, and (iv) fund settlement payments (if any) in respect of the UK Pension Scheme. The lenders agree that they shall not be entitled to adequate protection cash interest payments to the extent (but only to the extent) of rolled-up accrued interest in connection with the Rolled-Up Loans even if cash adequate protection payments in respect of accrued interest are made to other holders of Outstanding Pre-Petition Second Lien Notes.

Interest Rates:	New Money Loans: The First Lien First Out Loans shall bear interest at the rate of L+ 9.5% per annum. The First Lien Last Out Loans shall bear interest at the rate of L+ 11.0% per annum. Both loans shall have Libor floors of 100 bps

Rolled-Up Loans: The Rolled-Up Loans shall bear interest at a rate per annum, payable in kind, equal to applicable non default rate on the Pre-Petition Second Lien Notes that are subject to the roll up; provided however that to the extent the obligations under the outstanding Pre-Petition Second Lien Notes receive current interest in cash as adequate protection in accordance with the Existing DIP Order (including, without limitation, Current Interest (as defined in the Existing DIP Order)), interest on the Rolled-Up Loans shall be likewise payable in cash; provided further that to the extent the Rolled-Up Loans are converted into a portion of the exit facility, accrued and unpaid interest shall be capitalized (to the extent not otherwise paid in cash) and current interest on the Rolled-Up Loans shall be payable in cash as of the date of conversion.

After the occurrence and during the continuance of a payment[6] event of default, interest on all Loans and all other outstanding amounts under the Definitive Financing Documentation (as defined below) will bear interest at a rate equal to 2.0% per annum plus the otherwise applicable rate.

Put Option Premium:	At the Borrower’s option, a put option premium in an amount equal to (x) 2% of the Commitments held by each Lead Lender on the date hereof, which shall be earned upon the date hereof and shall be payable in cash to each Lead Lender on the Closing Date or (y) 3% of the Commitments held by each Lead Lender on the date hereof, which shall

[5]

Upon the refinancing of the term loans outstanding under the Existing DIP Facility, (i) the New Money Loans will have a first lien on the Term Facility Collateral (as defined in the Existing DIP Facility), (ii) the New Money Loans will have a second lien on the Revolving Credit Facility Collateral (as defined in the Existing DIP Facility and (iii) the Rolled-Up Loans will have third lien on both the Term Facility Collateral and Revolving Credit Facility Collateral. For the avoidance of doubt, these lien priorities shall apply both before and after effectiveness of a Chapter 11 Plan.

[6]	It is understood that on and after the Effective Date, the default interest rate will apply after the occurrence and during the continuance of any event of default.

EXHIBIT A

be earned upon the date hereof and shall be payable in the form of additional First Lien Last Out Loans issued to each Lead Lender on the Closing Date (and the additional First Lien Last Out Loans shall be permitted to be converted to exit term loans on the same terms as the other First Lien Last Out Loans).

Original Issue Discount:	With respect to the First Lien Last Out Loans only, 98.0%.

Prepayments:	Voluntary: Prepayments under the Junior DIP Facility may be made at any time without premium or penalty (other than breakage costs to the extent applicable) except as set forth below.

Voluntary prepayments of the exit term loans, in whole or in part, with the proceeds of a refinancing (including a repricing transaction under the Definitive Financing Documentation) shall be at par plus accrued interest plus a premium. The premium shall initially be 2% of the aggregate principal amount prepaid, from and after the first anniversary of the Effective Date through the second anniversary thereof, shall be 1% and, from and after the second anniversary of the Effective Date, shall be 0%.

Mandatory:

Mandatory prepayments will be limited to the following: (i) 100% of the net cash proceeds from debt issuances other than permitted debt, (ii) 100% of the net cash proceeds of insurance/condemnation and other extraordinary events, subject to reinvestment rights to be agreed and other customary exceptions and (iii) 100% of the net cash proceeds of asset sales (other than the (i) Specified Sale and (ii) assets over which the lenders under the ABL facility have a first priority lien to the extent such net cash proceeds are required to be applied thereunder) that are allocated and paid to the Debtors’ estates (provided that (A) the Debtors shall use commercially reasonable efforts to ensure that net cash proceeds of asset sales are allocated and paid to the Borrower or its U.S. guarantor subsidiaries as promptly as practicable and to the maximum extent possible and such net cash proceeds will be applied to the prepayment of the Junior DIP Facility at such time that they are allocated and paid to the Borrower or its U.S. guarantor subsidiaries and (B) to the extent that (I) an asset sale involves the sale of collateral securing the Junior DIP Facility or the sale of stock or assets held directly or indirectly by an entity the shares of which have been pledged to the lenders as collateral (other than shares of or assets held by a foreign subsidiary that is not a guarantor) and (II) the percentage of net cash proceeds of such asset or stock sale that is allocated and paid to the Borrower and its guarantor subsidiaries is less than a threshold to be agreed and the total amount of net cash proceeds of the sale exceeds an amount to be agreed, the method of allocation of the net cash proceeds of such an asset or stock sale shall be reasonably acceptable to the Required Lead Lenders), subject to limited customary exceptions, to the prepayment of the Junior DIP Facility. From and after the Effective Date, the Borrower shall obtain a fairness opinion with respect to asset sales in excess of a threshold to be agreed.

EXHIBIT A

With respect the net cash proceeds of the Specified Sale, (i) 100% of the first $200 million in net cash proceeds allocated and paid to the Debtors’ estates shall be applied to the prepayment of the First Lien First Out Loans, (ii) to the extent aggregate net cash proceeds from the Specified Sale exceed the Minimum Proceeds Amount, 75% of net cash proceeds in excess of the Minimum Proceeds Amount that are allocated and available to the Debtors’ estates shall be used to prepay obligations outstanding under the Junior DIP Facility.

In addition to the foregoing, from and after the Effective Date, Excess Cash Flow (to be defined in a manner to be agreed) shall be used to prepay obligations outstanding under the exit facility as follows: (i) the Excess Cash Flow prepayment shall be triggered only if there is an $800 million consolidated worldwide cash balance at the end of the fiscal year for which Excess Cash Flow is being calculated (the “Cash Trigger”), (ii) subject to clause (v) below, 50% of the Excess Cash Flow above the Cash Trigger shall be used to prepay obligations outstanding under the exit facility, (iii) Excess Cash Flow will be tested on an annual basis no later than June 30 of each year, with prepayments beginning in 2015 (for any Excess Cash Flow for 2014), (iv) subject to clause (v), Excess Cash Flow prepayments shall be made within 45 days following the delivery of test results to the lenders in accordance with clause (iii) of this paragraph and (v) Excess Cash Flow prepayments shall not be required (A) to the extent it would cause liquidity to fall below the Cash Trigger or the required Minimum U.S. liquidity covenant level or (B) for so long as and in such amount as may be prohibited by law or regulation (including laws and regulations limiting the repatriation of funds by foreign subsidiaries).

Mandatory prepayments will be applied first to the payment in full of the New Money Loans (applied first to the First-Lien First Out Loans and second to the First Lien Last Out Loans) prior to being applied to prepay the Rolled-Up Loans.

Any asset sale proceeds not required to be applied to prepayment of the Junior DIP Facility shall be available to the Borrower and its subsidiaries to use for their general corporate purposes. For the avoidance of doubt, no such proceeds or other funds may be used to repay any pre-petition indebtedness other than payments of adequate protection as contemplated herein, provided that up to $70 million, less the amount of any cash payment in reduction of pre-November 1, 2012 accrued interest on the Pre- Petition Second Lien Notes, may be used to fund distributions made pursuant to the Chapter 11 Plan.

Representations and Warranties:	Substantially consistent with those types of representations and warranties in the Existing DIP Facility, with certain exceptions to be agreed to account for the differences in the nature of the facilities and to give full effect to the terms specifically agreed to in this term sheet.

EXHIBIT A

The Definitive Financing Documentation shall require the Borrower to make the following representation as of the Closing Date (as defined below): “The Borrower believes in good faith, based upon information known to it as of the date hereof and assumptions believed by it to be reasonable as of the date hereof, that the Specified Sale shall have occurred on or prior to the Maturity Date for an aggregate gross cash purchase price at consummation of not less than the Minimum Proceeds Amount.”

Covenants:	Substantially consistent with those types of affirmative and negative covenants in the Existing DIP Facility (with appropriate thresholds and baskets to be agreed) with certain exceptions to be agreed to account for the differences in the nature of the facilities[7] and to give full effect to the terms specifically agreed to in this term sheet. The Junior DIP Facility shall include a covenant providing that a final order confirming the Chapter 11 Plan shall have been entered by the Bankruptcy Court on or prior to July 31, 2013. Covenants shall include providing an updated 13 week forecast on a weekly basis and reporting against the most recent forecast provided.

The Junior DIP Facility shall include a covenant providing that intercompany loans or investments by the Borrower or its guarantor subsidiaries (“Loan Parties”) to subsidiaries that are not Loan Parties (“Non-Loan Parties”) shall not exceed a threshold to be agreed (both individually and in the aggregate), with such intercompany loan or investment to be structured as an intercompany note and pledged to the Collateral Agent for the benefit of the lenders.

The Junior DIP Facility shall also include a covenant providing that intercompany loans, if any, by Non-Loan Parties to Loan Parties shall be subordinated to the obligations under the Junior DIP Facility, as well as other limitations on intercompany indebtedness to be agreed.

The Junior DIP Facility shall (a) provide a “basket” for (i) an ABL facility in an amount not to exceed $225[8] million to fund the Debtors’ working capital requirements, which may be secured by liens consistent with those for the ABL facility that is part of the Existing DIP Facility and also any additional security granted to the lenders under the Junior DIP Facility in a manner that is junior and subordinated to the liens securing the Junior DIP Facility (in each case, consistent with the relative lien priorities described in Footnote 5) and (ii) pre or post confirmation settlement payments in respect of the UK Pension Scheme within certain parameters to be agreed and (b) contain sufficient allowances to be agreed to permit the transactions needed to implement the Chapter 11 Plan.

[7]	Covenants will provide additional flexibility to be agreed for the Company post emergence to the extent necessary to accommodate the Company’s business plan.
[8]	The “basket” for an ABL facility in the exit facility shall be in an amount not to exceed $200 million.

EXHIBIT A

Prior to the Effective Date, financial covenants shall be limited to minimum LTM EBITDA and minimum U.S. Liquidity, in each case as set forth in the Existing DIP Facility. On and after the Effective Date, financial covenants shall include minimum U.S. Liquidity, Secured Leverage Ratio, Cash Interest Coverage Ratio and maximum Capital Expenditures. Prior to the Effective Date and except as otherwise agreed herein with respect to the definition of EBITDA, the definitions used in the financial covenants shall be substantially consistent with those in the Existing DIP Facility, with additional add-backs and other exceptions providing for adjustments relating to consummation of the Chapter 11 Plan as may be agreed.

Events of Default:	Substantially consistent with those types of events of default in the Existing DIP Facility (with appropriate thresholds to be agreed) with certain exceptions to be agreed to account for the differences in the nature of the facilities and to give full effect to the terms specifically agreed to in this term sheet.

Remedies:	Substantially consistent with those types of remedies in the Existing DIP Facility with certain exceptions to be agreed to account for the differences in the nature of the facilities and to give full effect to the terms specifically agreed to in this term sheet.

Required Lenders:	Lenders holding greater than 50% of the outstanding commitments and/or exposure under the Junior DIP Facility in each of no more than two tranches.

Assignments and Participations:	Assignments under the Junior DIP Facility must be in a minimum amount of $1 million (or, if less, the remaining commitments of any assigning lender), may not be made to disqualified lenders (parties identified by the Borrower prior to the date hereof or competitors of the company), and are subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, except, in each case, with respect to any assignment to a lender, an affiliate of such a lender or a fund engaged in investing in commercial loans that is advised or managed by such a lender. No participation shall include voting rights, other than for matters requiring consent of 100% of the lenders.

Governing Law:	State of New York (and, to the extent applicable, the Bankruptcy Code).

Miscellaneous:	Standard yield protection provisions consistent with and limited in form and substance to those in the Existing DIP Facility, subject to prompt notice and MFN requirements.

EXHIBIT A

II. CONDITIONS PRECEDENT FOR BORROWING

Conditions precedent including the following and otherwise substantially consistent with those types of conditions precedent in the Existing DIP Facility with certain additional conditions to be agreed to account for the differences in the nature of the facilities in order to give full effect to the terms specifically agreed to in this term sheet (but in no event to include additional financial conditions, milestones relating to the Cases or assets sales or similar requirements not specifically set forth herein) (the date upon which all such conditions precedent shall be satisfied, the “Closing Date”):

Junior DIP Facility Documentation:	The definitive documentation evidencing the Junior DIP Facility (including, without limitation, collateral documentation, an intercreditor agreement and an amendment to the Existing DIP Facility to permit the Junior DIP Facility) shall be negotiated as promptly as practicable between the parties and shall be substantially consistent with this Term Sheet and otherwise reasonably satisfactory to the Required Lead Lenders (the “Definitive Financing Documentation”). All other terms and conditions in the Definitive Financing Documentation not specifically provided for in this Term Sheet shall be substantially consistent with the Existing DIP Facility with certain exceptions to be agreed.

DIP Order:	A final order approving the Junior DIP Facility (in form and substance satisfactory to the Required Lead Lenders, including with respect to the provision of adequate protection for primed liens) (the “DIP Order”) shall have been entered by the Bankruptcy Court on or prior to 11:59 P.M. (prevailing New York City time) on January 24, 2013 and shall be in full force and effect and unstayed.

Budget:	The Lenders shall have received certified copies of (i) a monthly budget through the maturity of the Junior DIP Facility, and (ii) a 13-week cash flow forecast prepared by the Borrower, in each case, in form and detail substantially consistent with prior budgets and forecasts delivered to the Lenders (as supplemented from time to time in accordance with the Junior DIP Facility, the “Budget”).

IP Asset Sale: Payment of Interest under Existing DIP Order:	The Debtors shall have consummated the sale of their intellectual property relating to their digital-image capture portfolio and other patents currently contemplated to be sold in the transaction assigned the code name “Komodo” for aggregate cash consideration of not less than the IP Amount. The term loans outstanding under the Existing DIP Facility shall have been paid down to an aggregate principal amount outstanding immediately prior to the Closing Date of not greater than $170 million.

Repayment of Term Loans Under Existing DIP Facility:	The Junior DIP Agent and Lead Lenders shall have received satisfactory evidence that subject to funding of the Junior DIP Facility, all term loans outstanding under the Existing DIP Facility shall have been repaid.

EXHIBIT A

Disclosure of MNPI:	To the extent that the Borrower or its affiliates shall have provided the Lead Lenders with any additional MNPI, the Borrower shall have publicly disclosed all material non-public information provided to the Lead Lenders no later than December 31, 2012; provided that the Borrower shall use commercially reasonable efforts to publicly disclose all material non-public information provided to the Lead Lenders as promptly as possible after the date hereof as long as such disclosure would not reasonably be expected to have a material adverse impact on the Borrower.

No Material Adverse Effect:	Since September 30, 2012, no Material Adverse Effect shall have occurred.

Miscellaneous:	All reasonable and documented costs, fees, expenses (including, without limitation, legal and financial advisory fees and expenses) and other compensation contemplated hereby, payable to the Lead Lenders and the other Lenders or otherwise payable in respect of the transaction, shall have been paid to the extent due and, with respect to legal fees, invoiced at least two days prior to the Closing. The transactions contemplated by the Commitment Letter and this Term Sheet shall have been consummated in accordance with applicable securities laws, rules and regulations in all material respects. The Lenders shall have received (x) customary legal opinions from counsel (including, without limitation, New York counsel) substantially consistent in form and scope to the legal opinion provided to the Administrative Agent and Lenders under the Existing DIP and (y) customary officer and secretary certificates.

Annex I

Exit Conditions

Minimum U S Liquidity:	$150 million

Secured Leverage Ratio:	Not greater than 4.0x.

Minimum Trailing 6-Month EBITDA:	As set forth in the Side Letter.

“Minimum U.S. Liquidity” will be calculated based on unrestricted cash held by the Borrower and its U.S. subsidiaries and amounts available to be drawn under any revolving credit facility, and will be calculated on a pro forma basis after giving effect to the conversion into the exit facility, any revolving credit facility that is effective on the Effective Date and the other transactions occurring on the Effective Date and described herein.

“Secured Leverage Ratio” shall mean, as of the Effective Date, as calculated on a pro forma basis giving effect to the transactions occurring on or prior to the Effective Date, the ratio of the Borrower’s consolidated secured debt to pro forma forecasted 2013 EBITDA. Forecasted 2013 EBITDA will be a combination of (1) the actual pro forma EBITDA results for 2013 year to date and (2) forecasted pro forma EBITDA for the remainder of 2013, which will be based upon the forecast previously provided to the Lead Lenders. The Company may revise its forecasted pro forma EBITDA, provided that such revised forecast is based upon a business plan that is substantially consistent with the business plan underlying the forecasted pro forma EBITDA previously provided to the Lead Lenders, the assumptions underlying such revised forecast are made in good faith and believed to be reasonable by the Borrower and the methodology underlying such assumptions are reasonably acceptable to the Required Lead Lenders.

EBITDA will be prepared in good faith by the Borrower on a pro forma basis for the business at emergence, shall not be required to be reviewed or audited by independent accountants or other third parties and shall be prepared by the Borrower on a basis substantially consistent with the Disclosure Statement Forecast.

“EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income, the sum of:

(a) interest expense for such period,

(b) income tax expense for such period,

(c) depreciation expense for such period,

(d) amortization expense (including with respect to intangibles) for such period,

(e) deferred financing fees (and any writeoffs thereof) for such period,

(f) (i) any extraordinary expenses or losses during such period and (ii) any non-recurring expenses or losses during such period not to exceed for purposes of subclause (ii) the greater of an amount and percentage of EBITDA to be agreed,

(g) any loss or expense from discontinued operations or discontinued business lines and loss or expense on disposal of discontinued operations or discontinued business lines during such period;

(h) any non-cash charges or expenses, including, in respect of (A) any pre-petition obligations, liabilities or claims or (B) goodwill or asset writeoffs or writedowns; provided, that to the extent any such non-cash charges represent an accrual or reserve for potential cash items in any future period, any cash payment made in respect thereof in a future period shall be subtracted from EBITDA for such future period to such extent,

(i) pension, equity awards, other post-employment benefits expense during such period and any non-cash compensation expense realized during such period from grants of stock appreciation rights or similar rights, stock options or other rights to directors, officers or employees,

(j) any non-cash loss on foreign exchange during such period,

(k) fees, costs and expenses (including (i) fees, costs and expenses related to legal, financial and other advisors, auditors and accountants, (ii) printer costs and expenses, (iii) SEC and other filing fees and (iv) underwriting, arrangement, syndication, backstop and placement premiums, discounts, fees, charges and expenses) incurred during such period in connection with the Cases, obtaining confirmation and effectiveness of the Chapter 11 Plan, negotiation and funding of the Junior DIP Facility and, in each case, any transaction (including any financing or disposition) or litigation related thereto, in each case, regardless of whether initially incurred by the Company or paid by the Company to reimburse others for such fees, costs and expenses,

(l) any non-cash loss relating to hedging activities (including any non-cash ASC 815 loss) during such period,

(m) corporate restructuring charges (including retention, severance, contract termination costs, plant closure or consolidation costs, employee relocation and business optimization expenses) (i) incurred during such period up to the periods ending on the date that is 180 days after the Effective Date and (ii) incurred or accrued in any period thereafter, in an aggregate amount to be agreed, and

(n) any cash expenses or losses funded during such period with payments from assets of the Kodak Retirement Income Plan,

minus, without duplication and to the extent included determining Consolidated Net Income:

(i)	interest income for such period,

(ii)	revenues from IP licensing transactions effected in connection with IP Settlement Agreements during such period,

(iii)	pension and other post-employment benefits income and credit during such period,

(iv)	any non-cash gains on foreign exchange during such period,

(v)	any extraordinary income or gains or non-recurring income during such period,

(vi)	any non-cash gain relating to hedging activities (including any non-cash ASC 815 gain) for such period,

(vii)	any income or gain from discontinued operations or discontinued business lines and any income or gain on disposal of discontinued operations or discontinued business lines in each case for such period, and

I-2

(viii)	any non-cash income (other than the accrual of revenue in the ordinary course of business) for such period excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period.

“Consolidated Net Income” means the consolidated net income of such person and its subsidiaries for that period.

All financial tests and covenants shall be calculated on a “pro forma basis” so that any disposition, acquisition, asset sale, wind-down of the consumer inkjet business, investment or incurrence of indebtedness (and certain other transactions) that occur during a period will be given effect as if they had been consummated at the beginning of such period; provided that the terms of such pro forma calculations will be on a basis to be agreed.

I-3

Annex II

Illustrative Scenarios

The examples and accompanying tables below illustrate the funding of the New Money Loans and allocation of Rolled-Up Loans at various levels of participation of the holders of the Pre-Petition Second Lien Notes.

Scenario Example 1: No Outside Participation

($ in millions)

New Money Loans	$455.0
Initial Funding-to-Holdings Ratio Before Allocation of Shortfall Amount	100.0%

Outside Participation
Outside Participants’ Principal of Pre-Petition Second Lien Notes	$—
Outside Participants’ Funding-to-Holdings Ratio	0.00x

	Pre-Petition Second Lien Note Holdings		New Money Loan Funding					Rolled-Up Loans
	Principal Holdings	Participation Based on Par Holdings	Initial Funding	Shortfall Funding	Total Funding	% of Total	Funding- to-Holdings Ratio	Rolled-Up Loans	Rolled-Up Ratio
Archview	$23.0	6.7%	$23.0	$8.8	$31.8	7.0%	1.38x	$23.0	100.0%
Bennett	77.0	22.5%	77.0	29.3	106.3	23.4%	1.38x	77.0	100.0%
Capital Ventures	41.5	12.1%	41.5	15.8	57.3	12.6%	1.38x	41.5	100.0%
Contrarian	34.5	10.1%	34.5	13.1	47.6	10.5%	1.38x	34.5	100.0%
D.E. Shaw	41.0	12.0%	41.0	15.6	56.6	12.4%	1.38x	41.0	100.0%
GoldenTree	20.3	5.9%	20.3	7.7	28.0	6.1%	1.38x	20.3	100.0%
Litespeed	44.0	12.9%	44.0	—	44.0	9.7%	1.00x	33.0	75.1%
PSAM	19.0	5.6%	19.0	7.2	26.2	5.8%	1.38x	19.0	100.0%
Serengeti	17.0	5.0%	17.0	6.5	23.5	5.2%	1.38x	17.0	100.0%
Stone Lion	24.4	7.1%	24.4	9.3	33.6	7.4%	1.38x	24.4	100.0%
Outside Participation	—	0.0%	—	—	—	0.0%	n/a	—	n/a

Total Participants	$341.6	100.0%	$341.6	$113.4	$455.0	100.0%	1.33x	$330.7	96.8%

Note:	Funding of $200 million First-Lien, First Out and $255 million First-Lien, Last Out tranches allocated pro rata based on Funding as a percentage of Total Funding.

In this scenario, holders of Pre-Petition Second Lien Notes outside the Lead Lenders (“Outside Participants”) fund no New Money Loans – i.e., the Lead Lenders fund the entire $455 million.

Scenario Example 2: $1 million Outside Participation at 1.38x Funding-to-Holdings Ratio

($ in millions)

New Money Loans	$455.0
Initial Funding-to-Holdings Ratio Before Allocation of Shortfall Amount	100.0%

Outside Participation
Outside Participants’ Principal of Pre-Petition Second Lien Notes	$1.0
Outside Participants’ Funding-to-Holdings Ratio	1.38x

	Pre-Petition Second Lien Note Holdings		New Money Loan Funding					Rolled-Up Loans
	Principal Holdings	Participation Based on Par Holdings	Initial Funding	Shortfall Funding	Total Funding	% of Total	Funding- to-Holdings Ratio	Rolled-Up Loans	Rolled-Up Ratio
Archview	$23.0	6.7%	$23.0	$8.7	$31.7	7.0%	1.38x	$23.0	100.0%
Bennett	77.0	22.5%	77.0	29.0	106.0	23.3%	1.38x	77.0	100.0%
Capital Ventures	41.5	12.1%	41.5	15.6	57.1	12.6%	1.38x	41.5	100.0%
Contrarian	34.5	10.1%	34.5	13.0	47.5	10.4%	1.38x	34.5	100.0%
D.E. Shaw	41.0	12.0%	41.0	15.4	56.4	12.4%	1.38x	41.0	100.0%
GoldenTree	20.3	5.9%	20.3	7.6	27.9	6.1%	1.38x	20.3	100.0%
Litespeed	44.0	12.8%	44.0	—	44.0	9.7%	1.00x	33.1	75.3%
PSAM	19.0	5.5%	19.0	7.1	26.1	5.7%	1.38x	19.0	100.0%
Serengeti	17.0	5.0%	17.0	6.4	23.4	5.1%	1.38x	17.0	100.0%
Stone Lion	24.4	7.1%	24.4	9.2	33.5	7.4%	1.38x	24.4	100.0%
Outside Participation	1.0	0.3%	1.0	0.4	1.4	0.3%	1.38x	1.0	100.0%

Total Participants	$342.6	100.0%	$342.6	$112.4	$455.0	100.0%	1.33x	$331.8	96.8%

Note:	Funding of $200 million First-Lien, First Out and $255 million First-Lien, Last Out tranches allocated pro rata based on Funding as a percentage of Total Funding.

In this scenario, Outside Participants holding $1.0 million in principal amount of Pre-Petition Second Lien Notes fund New Money Loans at a ratio of Total Funding to Principal Holdings (the “Funding-to-Holdings Ratio”) of 1.38x – i.e., these holders fund approximately $1.4 million of New Money Loans. The Lead Lenders will fund the remaining $453.6 million.

As shown in the table above, by participating at the same Funding-to-Holdings Ratio as Archview, Bennett, Capital Ventures, Contrarian, D.E. Shaw, GoldenTree, PSAM, Serengeti and Stone Lion, the ratio of Pre-Petition Second Lien Notes rolled-up to Principal Holdings (the “Rolled-Up Ratio”) for the Outside Participants is equal to the highest Rolled-Up Ratio among the Lead Lenders, in this case 100%.

Scenario Example 3: $113.4 million Outside Participation at 1.00x Funding-to-Holdings Ratio

($ in millions)

New Money Loans	$455.0
Initial Funding-to-Holdings Ratio Before Allocation of Shortfall Amount	100.0%

Outside Participation
Outside Participants’ Principal of Pre-Petition Second Lien Notes	$113.4
Outside Participants’ Funding-to-Holdings Ratio	1.00x

	Pre-Petition Second Lien Note Holdings		New Money Loan Funding					Rolled-Up Loans
	Principal Holdings	Participation Based on Par Holdings	Initial Funding	Shortfall Funding	Total Funding	% of Total	Funding- to-Holdings Ratio	Rolled-Up Loans	Rolled-Up Ratio
Archview	$23.0	5.1%	$23.0	$—	$23.0	5.1%	1.00x	$19.0	82.4%
Bennett	77.0	16.9%	77.0	—	77.0	16.9%	1.00x	63.5	82.4%
Capital Ventures	41.5	9.1%	41.5	—	41.5	9.1%	1.00x	34.2	82.4%
Contrarian	34.5	7.6%	34.5	—	34.5	7.6%	1.00x	28.4	82.4%
D.E. Shaw	41.0	9.0%	41.0	—	41.0	9.0%	1.00x	33.8	82.4%
GoldenTree	20.3	4.5%	20.2	—	20.2	4.5%	1.00x	16.7	82.4%
Litespeed	44.0	9.7%	44.0	—	44.0	9.7%	1.00x	36.3	82.4%
PSAM	19.0	4.2%	19.0	—	19.0	4.2%	1.00x	15.7	82.4%
Serengeti	17.0	3.7%	17.0	—	17.0	3.7%	1.00x	14.0	82.4%
Stone Lion	24.4	5.4%	24.3	—	24.3	5.4%	1.00x	20.1	82.4%
Outside Participation	113.4	24.9%	113.4	—	113.4	24.9%	1.00x	93.5	82.4%

Total Participants	$455.0	100.0%	$455.0	$—	$455.0	100.0%	1.00x	$375.0	82.4%

Note:	Funding of $200 million First-Lien, First Out and $255 million First-Lien, Last Out tranches allocated pro rata based on Funding as a percentage

In this scenario, Outside Participants holding $113.4 million in principal amount of Pre-Petition Second Lien Notes fund New Money Loans at a Funding-to-Holdings Ratio of 1.00x – i.e., these holders fund $113.4 million of New Money Loans. The Lead Lenders will fund the remaining $341.6 million.

As shown in the table above, all participants roll-up Pre-Petition Second Lien Notes at the same Rolled-Up Ratio of 82.4%, which represents the maximum rolled-up amount of $375 million divided by the total principal amount of Pre-Petition Second Lien Notes held by the participants ($455 million).

Scenario Example 4: $408.4 million Outside Participation at 0.61x Funding-to-Holdings Ratio

($ in millions)

New Money Loans	$455.0
Initial Funding-to-Holdings Ratio Before Allocation of Shortfall Amount	100.0%

Outside Participation
Outside Participants’ Principal of Pre-Petition Second Lien Notes	$408.4
Outside Participants’ Funding-to-Holdings Ratio	0.61x

	Pre-Petition Second Lien Note Holdings		New Money Loan Funding					Rolled-Up Loans
	Principal Holdings	Participation Based on Par Holdings	Initial Funding	Shortfall Funding	Total Funding	% of Total	Funding- to-Holdings Ratio	Rolled-Up Loans	Rolled-Up Ratio
Archview	$23.0	3.1%	$14.0	$—	$14.0	3.1%	0.61x	$11.5	50.0%
Bennett	77.0	10.3%	46.7	—	46.7	10.3%	0.61x	38.5	50.0%
Capital Ventures	41.5	5.5%	25.2	—	25.2	5.5%	0.61x	20.7	50.0%
Contrarian	34.5	4.6%	20.9	—	20.9	4.6%	0.61x	17.2	50.0%
D.E. Shaw	41.0	5.5%	24.9	—	24.9	5.5%	0.61x	20.5	50.0%
GoldenTree	20.3	2.7%	12.3	—	12.3	2.7%	0.61x	10.1	50.0%
Litespeed	44.0	5.9%	26.7	—	26.7	5.9%	0.61x	22.0	50.0%
PSAM	19.0	2.5%	11.5	—	11.5	2.5%	0.61x	9.5	50.0%
Serengeti	17.0	2.3%	10.3	—	10.3	2.3%	0.61x	8.5	50.0%
Stone Lion	24.4	3.2%	14.8	—	14.8	3.2%	0.61x	12.2	50.0%
Outside Participation	408.4	54.5%	247.8	—	247.8	54.5%	0.61x	204.2	50.0%

Total Participants	$750.0	100.0%	$455.0	$—	$455.0	100.0%	0.61x	$375.0	50.0%

Note:	Funding of $200 million First-Lien, First Out and $255 million First-Lien, Last Out tranches allocated pro rata based on Funding as a percentage of Total Funding.

In this scenario, Outside Participants holding $408.4 million of principal amount of Pre-Petition Second Lien Notes fund at a Funding-to-Holdings Ratio of 0.61x – i.e., these holders fund $247.7 million of New Money Loans. The Lead Lenders will fund the remaining $207.3 million. It is important to note that, in this scenario, the New Money Loans are now oversubscribed and given that all holders of Pre-Petition Second Lien Notes are participating, no holder can fund at a higher Funding-to-Holdings Ratio than 0.61x ($455 million of New Money Loans divided by the $750 million of principal amount of Pre-Petition Second Lien Notes).

As shown in the table above, all participants roll-up Pre-Petition Second Lien Notes at the same Rolled-Up Ratio of 50%, which represents the maximum rolled-up amount of $375 million divided by the total principal amount of Pre-Petition Second Lien Notes held by the participants ($750 million).

Sensitivity Tables

The sensitivity tables below show the Rolled-Up Ratios and corresponding Funding-to-Holdings Ratios at various levels of participation by Outside Participants for each Lead Lender and the Outside Participants.

Archview Archview

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% $ 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

1 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 1 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

25 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 25 1.38x 1.36x 1.34x 1.33x 1.30x 1.28x 1.27x

100 100.0% 100.0% 100.0% 97.0% 86.1% 85.2% 85.2% 100 1.38x 1.30x 1.21x 1.18x 1.04x 1.03x 1.03x

113 100.0% 100.0% 98.1% 94.8% 82.4% 82.4% 82.4% 113 1.38x 1.29x 1.19x 1.15x 1.00x 1.00x 1.00x

175 100.0% 100.0% 89.6% 84.4% 72.6% 72.6% 72.6% 175 1.38x 1.23x 1.09x 1.02x 0.88x 0.88x 0.88x

250 100.0% 96.5% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.38x 1.17x 0.97x 0.89x 0.77x 0.77x 0.77x

325 100.0% 91.3% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.38x 1.11x 0.86x 0.75x 0.68x 0.68x 0.68x

408 100.0% 85.5% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.38x 1.04x 0.73x 0.61x 0.61x 0.61x 0.61x

Bennett Bennett

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% $ 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

1 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 1 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

25 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 25 1.38x 1.36x 1.34x 1.33x 1.30x 1.28x 1.27x

100 100.0% 100.0% 100.0% 97.0% 86.1% 85.2% 85.2% 100 1.38x 1.30x 1.21x 1.18x 1.04x 1.03x 1.03x

113 100.0% 100.0% 98.1% 94.8% 82.4% 82.4% 82.4% 113 1.38x 1.29x 1.19x 1.15x 1.00x 1.00x 1.00x

175 100.0% 100.0% 89.6% 84.4% 72.6% 72.6% 72.6% 175 1.38x 1.23x 1.09x 1.02x 0.88x 0.88x 0.88x

250 100.0% 96.5% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.38x 1.17x 0.97x 0.89x 0.77x 0.77x 0.77x

325 100.0% 91.3% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.38x 1.11x 0.86x 0.75x 0.68x 0.68x 0.68x

408 100.0% 85.5% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.38x 1.04x 0.73x 0.61x 0.61x 0.61x 0.61x

Capital Ventures Capital Ventures

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% $ 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

1 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 1 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

25 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 25 1.38x 1.36x 1.34x 1.33x 1.30x 1.28x 1.27x

100 100.0% 100.0% 100.0% 97.0% 86.1% 85.2% 85.2% 100 1.38x 1.30x 1.21x 1.18x 1.04x 1.03x 1.03x

113 100.0% 100.0% 98.1% 94.8% 82.4% 82.4% 82.4% 113 1.38x 1.29x 1.19x 1.15x 1.00x 1.00x 1.00x

175 100.0% 100.0% 89.6% 84.4% 72.6% 72.6% 72.6% 175 1.38x 1.23x 1.09x 1.02x 0.88x 0.88x 0.88x

250 100.0% 96.5% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.38x 1.17x 0.97x 0.89x 0.77x 0.77x 0.77x

325 100.0% 91.3% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.38x 1.11x 0.86x 0.75x 0.68x 0.68x 0.68x

408 100.0% 85.5% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.38x 1.04x 0.73x 0.61x 0.61x 0.61x 0.61x

Contrarian Contrarian

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% $ 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

1 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 1 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

25 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 25 1.38x 1.36x 1.34x 1.33x 1.30x 1.28x 1.27x

100 100.0% 100.0% 100.0% 97.0% 86.1% 85.2% 85.2% 100 1.38x 1.30x 1.21x 1.18x 1.04x 1.03x 1.03x

113 100.0% 100.0% 98.1% 94.8% 82.4% 82.4% 82.4% 113 1.38x 1.29x 1.19x 1.15x 1.00x 1.00x 1.00x

175 100.0% 100.0% 89.6% 84.4% 72.6% 72.6% 72.6% 175 1.38x 1.23x 1.09x 1.02x 0.88x 0.88x 0.88x

250 100.0% 96.5% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.38x 1.17x 0.97x 0.89x 0.77x 0.77x 0.77x

325 100.0% 91.3% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.38x 1.11x 0.86x 0.75x 0.68x 0.68x 0.68x

408 100.0% 85.5% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.38x 1.04x 0.73x 0.61x 0.61x 0.61x 0.61x

D.E. Shaw D.E. Shaw

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% $ 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

1 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 1 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

25 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 25 1.38x 1.36x 1.34x 1.33x 1.30x 1.28x 1.27x

100 100.0% 100.0% 100.0% 97.0% 86.1% 85.2% 85.2% 100 1.38x 1.30x 1.21x 1.18x 1.04x 1.03x 1.03x

113 100.0% 100.0% 98.1% 94.8% 82.4% 82.4% 82.4% 113 1.38x 1.29x 1.19x 1.15x 1.00x 1.00x 1.00x

175 100.0% 100.0% 89.6% 84.4% 72.6% 72.6% 72.6% 175 1.38x 1.23x 1.09x 1.02x 0.88x 0.88x 0.88x

250 100.0% 96.5% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.38x 1.17x 0.97x 0.89x 0.77x 0.77x 0.77x

325 100.0% 91.3% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.38x 1.11x 0.86x 0.75x 0.68x 0.68x 0.68x

408 100.0% 85.5% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.38x 1.04x 0.73x 0.61x 0.61x 0.61x 0.61x

GoldenTree GoldenTree

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% $ 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

1 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 1 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

25 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 25 1.38x 1.36x 1.34x 1.33x 1.30x 1.28x 1.27x

100 100.0% 100.0% 100.0% 97.0% 86.1% 85.2% 85.2% 100 1.38x 1.30x 1.21x 1.18x 1.04x 1.03x 1.03x

113 100.0% 100.0% 98.1% 94.8% 82.4% 82.4% 82.4% 113 1.38x 1.29x 1.19x 1.15x 1.00x 1.00x 1.00x

175 100.0% 100.0% 89.6% 84.4% 72.6% 72.6% 72.6% 175 1.38x 1.23x 1.09x 1.02x 0.88x 0.88x 0.88x

250 100.0% 96.5% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.38x 1.17x 0.97x 0.89x 0.77x 0.77x 0.77x

325 100.0% 91.3% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.38x 1.11x 0.86x 0.75x 0.68x 0.68x 0.68x

408 100.0% 85.5% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.38x 1.04x 0.73x 0.61x 0.61x 0.61x 0.61x

75.1% 75.1% 75.1% 75.1% 75.1% 75.1% 75.1% $ 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x

1 75.1% 75.1% 75.2% 75.2% 75.3% 75.3% 75.3% 1 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x

25 75.1% 76.5% 77.8% 78.4% 80.6% 80.6% 80.6% 25 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x

100 75.1% 80.6% 82.4% 82.4% 82.4% 82.4% 82.4% 100 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x

113 75.1% 81.3% 82.4% 82.4% 82.4% 82.4% 82.4% 113 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x

175 75.1% 82.4% 82.4% 82.4% 72.6% 72.6% 72.6% 175 1.00x 1.00x 1.00x 1.00x 0.88x 0.88x 0.88x

250 75.1% 82.4% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.00x 1.00x 0.97x 0.89x 0.77x 0.77x 0.77x

325 75.1% 82.4% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.00x 1.00x 0.86x 0.75x 0.68x 0.68x 0.68x

408 75.1% 82.4% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.00x 1.00x 0.73x 0.61x 0.61x 0.61x 0.61x

PSAM PSAM

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% $ 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

1 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 1 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

25 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 25 1.38x 1.36x 1.34x 1.33x 1.30x 1.28x 1.27x

100 100.0% 100.0% 100.0% 97.0% 86.1% 85.2% 85.2% 100 1.38x 1.30x 1.21x 1.18x 1.04x 1.03x 1.03x

113 100.0% 100.0% 98.1% 94.8% 82.4% 82.4% 82.4% 113 1.38x 1.29x 1.19x 1.15x 1.00x 1.00x 1.00x

175 100.0% 100.0% 89.6% 84.4% 72.6% 72.6% 72.6% 175 1.38x 1.23x 1.09x 1.02x 0.88x 0.88x 0.88x

250 100.0% 96.5% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.38x 1.17x 0.97x 0.89x 0.77x 0.77x 0.77x

325 100.0% 91.3% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.38x 1.11x 0.86x 0.75x 0.68x 0.68x 0.68x

408 100.0% 85.5% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.38x 1.04x 0.73x 0.61x 0.61x 0.61x 0.61x

Serengeti Serengeti

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% $ 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

1 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 1 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

25 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 25 1.38x 1.36x 1.34x 1.33x 1.30x 1.28x 1.27x

100 100.0% 100.0% 100.0% 97.0% 86.1% 85.2% 85.2% 100 1.38x 1.30x 1.21x 1.18x 1.04x 1.03x 1.03x

113 100.0% 100.0% 98.1% 94.8% 82.4% 82.4% 82.4% 113 1.38x 1.29x 1.19x 1.15x 1.00x 1.00x 1.00x

175 100.0% 100.0% 89.6% 84.4% 72.6% 72.6% 72.6% 175 1.38x 1.23x 1.09x 1.02x 0.88x 0.88x 0.88x

250 100.0% 96.5% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.38x 1.17x 0.97x 0.89x 0.77x 0.77x 0.77x

325 100.0% 91.3% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.38x 1.11x 0.86x 0.75x 0.68x 0.68x 0.68x

408 100.0% 85.5% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.38x 1.04x 0.73x 0.61x 0.61x 0.61x 0.61x

Stone Lion Stone Lion

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% $ 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

1 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 1 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x 1.38x

25 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 25 1.38x 1.36x 1.34x 1.33x 1.30x 1.28x 1.27x

100 100.0% 100.0% 100.0% 97.0% 86.1% 85.2% 85.2% 100 1.38x 1.30x 1.21x 1.18x 1.04x 1.03x 1.03x

113 100.0% 100.0% 98.1% 94.8% 82.4% 82.4% 82.4% 113 1.38x 1.29x 1.19x 1.15x 1.00x 1.00x 1.00x

175 100.0% 100.0% 89.6% 84.4% 72.6% 72.6% 72.6% 175 1.38x 1.23x 1.09x 1.02x 0.88x 0.88x 0.88x

250 100.0% 96.5% 79.6% 73.2% 63.4% 63.4% 63.4% 250 1.38x 1.17x 0.97x 0.89x 0.77x 0.77x 0.77x

325 100.0% 91.3% 70.6% 62.2% 56.3% 56.3% 56.3% 325 1.38x 1.11x 0.86x 0.75x 0.68x 0.68x 0.68x

408 100.0% 85.5% 60.5% 50.0% 50.0% 50.0% 50.0% 408 1.38x 1.04x 0.73x 0.61x 0.61x 0.61x 0.61x

Outside Participation Outside Participation

Outside Participants’ Commitments as % of Face Holdings Outside Participants’ Commitments as % of Face Holdings

0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x 0.00x 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

$ n/a n/a n/a n/a n/a n/a n/a $ n/a n/a n/a n/a n/a n/a n/a

1 0.0% 18.8% 37.6% 45.6% 75.3% 94.1% 100.0% 1 0.25x 0.50x 0.61x 1.00x 1.25x 1.38x

25 0.0% 19.1% 38.9% 47.6% 80.6% 100.0% 100.0% 25 0.25x 0.50x 0.61x 1.00x 1.25x 1.27x

100 0.0% 20.1% 41.2% 50.0% 82.4% 85.2% 85.2% 100 0.25x 0.50x 0.61x 1.00x 1.03x 1.03x

113 0.0% 20.3% 41.2% 50.0% 82.4% 82.4% 82.4% 113 0.25x 0.50x 0.61x 1.00x 1.00x 1.00x

175 0.0% 20.6% 41.2% 50.0% 72.6% 72.6% 72.6% 175 0.25x 0.50x 0.61x 0.88x 0.88x 0.88x

250 0.0% 20.6% 41.2% 50.0% 63.4% 63.4% 63.4% 250 0.25x 0.50x 0.61x 0.77x 0.77x 0.77x

325 0.0% 20.6% 41.2% 50.0% 56.3% 56.3% 56.3% 325 0.25x 0.50x 0.61x 0.68x 0.68x 0.68x

408 0.0% 20.6% 41.2% 50.0% 50.0% 50.0% 50.0% 408 0.25x 0.50x 0.61x 0.61x 0.61x 0.61x

Represents example scenarios described above